UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________________
FORM 8-K
 ________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2018

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
The Offer
On September 20, 2018, Vonage Holdings Corp. (“Vonage”), issued an announcement that the respective boards of directors of Vonage and NewVoiceMedia Limited, a private limited company organized under the laws of England & Wales (“NewVoiceMedia”), had reached an agreement on the terms of a recommended cash offer (the “Offer”) made by Vonage to acquire the entire issued and to be issued share capital of NewVoiceMedia, subject to certain terms and conditions (the “Transaction”).
Under the terms of the Offer, NewVoiceMedia shareholders (the “Shareholders”) will receive cash in the amount of approximately $1.00344 per share based on a 1.31335 GBP to USD exchange rate as of September 18, 2018 (the “Exchange Rate”). The Offer values the entire issued and to be issued share capital of NewVoiceMedia at approximately $341 million (approximately £260 million based upon the Exchange Rate), including fees and expenses, on the basis of a fully-diluted share capital of 226,628,604 shares (the “Shares”). It is intended that the Offer will be implemented by way of a takeover offer (within the meaning of section 974 of the United Kingdom Companies Act 2006 (the “Act”)), and will be funded with cash resources of Vonage and its existing credit facility.
Vonage’s obligation to purchase the Shares pursuant to the Offer is subject to the satisfaction or waiver of various closing conditions, including: (a) valid acceptances of the Offer being received that represent at least 55% of NewVoiceMedia’s issued share capital (including certain Shareholders) (the “Threshold”); (b) the expiration or termination of any waiting period (and extensions thereof) applicable to the consummation of the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (c) the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the Offer; and (d) the accuracy of certain warranties (subject to certain materiality standards).
Subject to the satisfaction or, where applicable, waiver of these conditions, the Offer is expected to become unconditional in all respects by 3.00 p.m. London Time on October 31, 2018 (the “First Closing Date”).
The proposed acquisition of NewVoiceMedia would combine Vonage’s robust UCaaS and CPaaS solutions with NewVoiceMedia’s cloud-native contact center offering, providing an end-to-end communication experience for a company’s employees and customers.
Drag Along
The NewVoiceMedia articles of association (the “Articles”) provide that if a bona fide purchaser who is not a Shareholder makes an arms’ length written offer for all the Shares for cash, then the Shareholders who wish to accept the Offer (the “Dragging Shareholders”), and who hold between them at least the Threshold, are entitled to give written notice (the “Drag Along Notice”) to NewVoiceMedia requiring NewVoiceMedia to exercise the drag along provisions set forth in the Articles (the “Drag Along Provisions”). In accordance with the Drag Along Provisions, NewVoiceMedia would be required, within five business days of the date of the Drag Along Notice, to give notice (the “Call Notice”) to all Shareholders who did not sign the Drag Along Notice (the “Called Shareholders”) requiring such Called Shareholders within ten days of the Call Notice to sell and transfer all of their Shares to Vonage on terms no less favorable to the Called Shareholders than those agreed between the Dragging Shareholders and Vonage under the Offer.

Irrevocable Undertakings
In connection with the Transaction, Vonage has received a deed of irrevocable undertaking (the “Irrevocable Undertaking”) from each of the directors of NewVoiceMedia and certain Shareholders holding, in the aggregate, approximately 83.72 percent of the issued and outstanding Shares, irrevocably and unconditionally undertaking to accept the Offer, which exceeds the Threshold that is required to exercise the Drag Along Provisions. Forms of the Irrevocable Undertakings are set out in Exhibits 10.1 and 10.2.

If the Offer is not accepted in full by all of the Shareholders in advance of the First Closing Date, Vonage may decide in its absolute discretion to leave open the Offer until 3:00 p.m. London Time on a date (the “Drag Closing Date”) not later than 15 business days after the First Closing Date, and Vonage anticipates that the Drag Along Provisions will be exercised by the Dragging Shareholders in accordance with the Articles in order for Vonage to acquire all of the Shares on the Drag Closing Date.
Squeeze-Out
In the alternative, if sufficient acceptances are received and/or purchases made, Vonage may apply the provisions of sections 974 to 991 (inclusive) of the Act to acquire compulsorily any outstanding Shares to which the Offer relates (as construed in accordance with sections 974 to 991 (inclusive) of the Act).
Implementation and Management Warranty Deed
On September 20, 2018, Vonage entered into an Implementation and Management Warranty Deed (the “Warranty Deed”), among Vonage, NewVoiceMedia and certain key members of NewVoiceMedia’s management (collectively, the “Warrantors”). Under the Warranty Deed, the Warrantors have made certain warranties regarding NewVoiceMedia and its business, and have provided certain covenants, including regarding the operation of NewVoiceMedia’s business in the ordinary course between the signing date and the First Closing Date. The Warrantors’ liability under the Warranty Deed is several and is subject to individual and aggregate liability caps, a threshold and other limitations and exclusions. The warranties, covenants and liability limitations and exclusions set forth in the Warranty Deed are generally customary for transactions of this type in the United Kingdom. In connection with the Warranty Deed, Vonage also will obtain a buy-side warranty and indemnity insurance policy that is subject to other conditions, terms, limitations and exclusions that are customary for this type of insurance in the United Kingdom. The details of the Warranty Deed are set out in full in Exhibit 10.3.
The foregoing summary of the Offer, the Irrevocable Undertaking and the Warranty Deed does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer, the Irrevocable Undertaking and the Warranty Deed, which are attached as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and each incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Offer; (ii) Vonage’s plans, objectives, expectations and intentions with respect to future operations, products and services in connection with the Offer; and (iii) the timing of the completion of the Offer. In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of NewVoiceMedia into Vonage and the anticipated future benefits resulting from the acquisition of NewVoiceMedia; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) the adoption rate of Vonage’s or the combined company’s products; (e) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (f) our ability to compete in our industry; (g) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (h) shortages or price fluctuations in Vonage’s or the combined company’s supply chain; (i) Vonage’s or the combined company’s ability to protect intellectual property rights; (j) general political, economic and market conditions and events; (k) the expense and impact of legal proceedings; and (l) other risks and uncertainties described more fully in

Vonage’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this document are based on information available as of the date hereof, and Vonage assumes no obligation to update these forward-looking statements. Vonage reserves the right to modify future business or product plans at any time.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Recommended Offer by Vonage Holdings Corp. for NewVoiceMedia Limited, dated September 20, 2018
10.1	Form of Irrevocable Undertaking (Director)
10.2	Form of Irrevocable Undertaking (Investor)
10.3	Implementation and Management Warranty Deed, dated September 20, 2018, among each Warrantor provided therein, NewVoiceMedia Limited and Vonage Holdings Corp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	September 20, 2018	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer